                                                                     EXHIBIT 5.1

                            PILLSBURY MADISON & SUTRO LLP
                                    P.O. BOX 7880
                               SAN FRANCISCO, CA 94120
                                 Tel: (415) 983-1000
                                 Fax: (415) 983-1200

                                    July 15, 1999



Biosite Diagnostics Incorporated
11030 Roselle Street
San Diego, CA 92121


Re:    Registration Statement on Form S-8

Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by Biosite Diagnostics Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 1,000,000 shares of the Company's Common Stock issuable pursuant to the Amended and Restated 1996 Stock Incentive Plan of the Company (the "1996 Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the 1996 Plan will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                   Very truly yours,

                                   /s/ PILLSBURY MADISON & SUTRO LLP